Exhibit 99.6

Independent Auditors’ Report

The Board of Directors and Members of Utah Medical Products Inc

We have audited the accompanying Consolidated Financial Statements of Femcare Group Limited as of 31 March 2010 and 2009 and for the two years ended 31 March 2010, which comprise the Consolidated Profit and Loss Account, the Consolidated Balance Sheet, the Consolidated Cash Flow Statement and the related notes 1 to 28. These financial statements have been prepared in accordance with accounting principles generally accepted in the United Kingdom. Our responsibility is to express an opinion on these financial statements based on our audits and confirm that the audits are consistent with auditing standards generally accepted in the United States of America.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Femcare Group Limited as of 31 March 2010 and 2009 and for the two years ended 31 March 2010 in accordance with United Kingdom Generally Accepted Accounting Practices and the audits are consistent with auditing standards generally accepted in the United States of America.

/s/ The Norton Practice

The Norton Practice
Chartered Accountants and Statutory Auditors
Reading
United Kingdom

22 December 2011